Exhibit 99.1

Enzo Biochem Announces Preliminary Results of Voting at Annual
Shareholder Meeting

New York, NY, February 25, 2020 – Enzo Biochem (NYSE:ENZ) announced preliminary results of voting at the 2019 Annual Shareholder meeting held today.

According to these preliminary results, shareholders did not approve the proposal to increase the size of Board, voted to elect Fabian Blank, Peter Clemens and Rebecca Fischer to the Board of Directors, approved the non-binding advisory resolution on executive compensation, ratified the appointment of Enzo’s independent registered public accounting firm and approved the By-Law amendment to implement a majority voting standard in uncontested director elections.

“We thank our shareholders for their participation in this year’s shareholder meeting and welcome Fabian and Peter to the Board of Directors. We look forward to working collectively with our new colleagues, along with our strong management team, to create shareholder value at Enzo,” said Dr. Elazar Rabbani, Chairman and CEO of Enzo Biochem.

The final results will be reported on a Form 8-K that will be filed with the Securities and Exchange Commission (SEC) once they have been certified by the independent inspector of elections.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2019. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Contacts

Elliot Sloane

ESPR LLC

Elliot.espr@gmail.com

917-291-0833